UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 19, 2010 (December 4, 2009)

ANCHOR FUNDING SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10801 Johnston Road, Suite 210 Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(866) 789-3863

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 8, 2009, Anchor Funding Services, Inc., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K (the “8-K”) to report that the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) on December 4, 2009 with Brookridge Funding, LLC (“Seller”) , a Delaware Limited Liability Company, providing for the acquisition of certain assets and accounts of Seller’s purchase order finance business (the “Acquired Business”).  The closing of the acquisition took place on December 7, 2009.  In connection with the transaction, the Company and Seller’s principals invested $1.5 million in Brookridge Funding Services, LLC, the Company’s newly formed 80% owned subsidiary which will operate the Acquired Business (“Brookridge”).  The purchase price for the Acquired Business was $2.4 million (the Acquired Business’s outstanding client account balances at closing), plus an earn-out payment based on the Acquired Business’s operating income of up to $800,000.

In connection with closing, Brookridge entered into a credit agreement (the “Credit Agreement”) with MGM Funding, LLC, a limited liability owned and controlled by the Company’s Co-Chairmen, Morry F. Rubin and George Rubin, and an investor (“Lender”), pursuant to which Lender will provide a $3.7 million senior credit facility to Brookridge.  Morry F. Rubin is the managing member of MGM. Loans under the Credit Agreement are secured by all of Brookridge’s assets and will bear interest at a 20% annual rate. The Credit Agreement contains standard representations, covenants and events of default for facilities of this type.  Occurrence of an event of default allows the Lender to accelerate the payment of the loans and/or terminate the commitments to lend, in addition to other legal remedies, including foreclosing on collateral.

This amendment is being filed to amend and supplement Item 9.01 of the 8-K to include the financial statements and pro forma financial information required by parts (a) and (b) of Item 9.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a Financial Statements of Businesses Acquired.

The following financial statements (and accompanying notes) of Brookridge Funding, LLC are filed as Exhibits 99.1 and 99.2 to this amendment and are incorporated in their entirety herein by reference:

Exhibit 99.1

Independent auditors’ report;
Balance sheet as of December 31, 2008;
Statement of operations for the year ended December 31, 2008;
Statement of cash flows for the year ended December 31, 2008; and
Notes to the financial statements.

Exhibit 99.2

Independent auditors' report;
Balance sheet as of December 31, 2007;
Statement of operations for the year ended December 31, 2007;
Statement of cash flows for the year ended December 31, 2007; and
Notes to the financial statements.

Exhibit 99.3

Unaudited balance sheet as of September 30, 2009;
Unaudited statements of operations for the nine months ended September 30, 2009 and 2008; Unaudited statement of changes in members capital for the nine months ended September 30, 2009:Unaudited statements of cash flows for the nine months ended September 30, 2009 and 2008; and Notes to the unaudited financial statements.

The attached financial statements of Brookridge Funding, LLC have been prepared in accordance with generally accepted accounting principles in the United States.

(b Pro Forma Financial Information.

The following unaudited pro forma financial statements (and accompanying notes) are furnished as Exhibit 99.4:

Exhibit 99.4

Unaudited pro forma condensed combined balance sheet as of September 30, 2009;
Unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2009; Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008; and
Notes to unaudited pro forma condensed combined financial statements.

(d.) Exhibits.

Exhibit No.Description

99.1	Audited financial statements of Brookridge Funding, LLC as of and for the year ended December 31, 2008, and accompanying notes.

99.2	Audited financial statements of Brookridge Funding, LLC as of and for the year ended December 31, 2007, and accompanying notes.

99.3	Unaudited financial statements of Brookridge Funding, LLC as of and for the nine months ended September 30, 2009 and 2008.

99.4
Unaudited combined pro forma financial statements as of September 30, 2009 and for the nine months ended September 30, 2009 and the year ended December 31, 2008, for Anchor Funding Services, Inc. and Brookridge Funding, LLC combined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR FUNDING SERVICES, INC.

Date: February 19, 2010	By:	/s/ Brad Bernstein
Brad Bernstein
President and Chief Financial Officer

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